INDEPENDENT REVIEW REPORT TO SPACE INNOVATIONS LIMITED

INTRODUCTION

We have been instructed by the company to review the financial information for the 3 months ended 30 September 1999, production of which is the responsibility of the directors.

REVIEW WORK PERFORMED

A review consists principally of making enquiries of management and applying analytical procedures to the financial information and underlying financial data and based thereon, assessing whether the accounting policies and presentation have been consistently applied unless otherwise disclosed. A review excludes audit procedures such as tests of controls and verification of assets, liabilities and transactions. It is substantially less in scope than an audit performed in accordance with Auditing Standards and therefore provides a lower level of assurance than an audit. Accordingly, we do not express an audit opinion on the financial information.

REVIEW CONCLUSION

On the basis of our review we are not aware of any material modifications that should be made to the financial information as presented for the 3 months ended 30 June 1999.

We would point out the following:

The company is currently in the process of refining the way it derives estimates of costs to complete, in respect of its long-term contracts. The figures used in determining the costs to complete contracts as at 30 September 1999 are based on best judgement at that time; subsequent refinements to the process may result in different conclusions being reached.

During the quarter ended 30 September 1999 the company has changed the way it accounts for stock. In previous periods stock purchased for a job was booked to general stock and allocated to that job when used. With effect from the 30 September 1999 quarter all stock purchased for a specific job is allocated to that job when received, regardless of whether used or not.

At 30 September 1999 there was a difference of approximately (pound)5,000 between the petty cash held and the balance recorded in the accounting records.



BDO STOY HAYWARD

CHARTERED ACCOUNTANTS
READING

4 November 1999

SPACE INNOVATIONS LIMITED
BALANCE SHEET AT 30 SEP 1999

                                                        (POUND)        (POUND)

Fixed assets at cost                                                   255,205
less depreciation                                                     (101,334)

                                                                    -----------
                                                                       153,871

CURRENT ASSETS

Stock                                                    107,082
Work in progress                                           1,617
Trade debtors                                            240,501
Amounts recoverable on long term contracts               301,181
Other debtors (see note 1)                                48,979
Prepayments and accrued grant income (note 2)             35,317
Cash at bank and in hand                                  57,383

                                                      -----------
                                                         792,060

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

Bank overdraft                                                 -
Bank loans                                                  (330)
Amounts received re factored debtors                    (238,485)
Trade creditors                                         (153,143)
Hire purchase                                            (16,023)
Payments received on account                            (281,245)
Other taxes and social security                         (284,634)
Other creditors                                          (39,332)
Accruals                                                 (67,694)

                                                      -----------
                                                      (1,080,886)

Net current liabilities                                               (288,826)


CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR

Provisions for losses on contracts                                     (33,001)


                                                                    -----------
                                                                      (167,956)
                                                                    ===========

CAPITAL AND RESERVES

Share capital (see note 3)                                              82,000
Capital contributions (see note 4)                                     208,898
Share premium                                                           30,000
                                                                    -----------
                                                                       320,898
Profit and loss account (see note 5)                                  (488,854)
                                                                    -----------
                                                                      (167,956)
                                                                    ===========

Note 1    Other debtors includes(pound)2,500 owed by a director

Note 2 Prepayments includes accrued income totalling (pound)10,240 in respect OF government grants receivable for the company's Sector Challenge project

Note 3 -  share capital has not moved in the quarter to 30 September 1999

Note 4 - the movement of (pound)52,272 in capital contributions since 31/12/98 represent the following:

          8 February 1999 - USD 30,000 @(pound)1=$1.6447       18,240
          2 March 1999 - USD 55,000 @(pound)1=$1.6158          34,032
                                                            ----------
                                                               52,272
                                                            ----------

Note 5 -  Profit and loss reserves at 31 December 1998       (315,724)
          Profit for the quarter to 31/3/99                    21,446
          Loss for the quarter to 30/6/99                     (86,539)
          Loss for the quarter to 30/9/99                    (108,037)
                                                            ----------
          Profit and loss reserves at 30 September 1999      (488,854)
                                                            ----------

SPACE INNOVATIONS LIMITED
PROFIT AND LOSS ACCOUNT
FOR THE QUARTER ENDED 30 SEPTEMBER 1999


                                                      (pound)           (pound)


Sales                                                                   509,619

Direct costs:

Raw materials                                        185,947
Direct labour                                        128,815
                                                 ------------
                                                                        314,762
                                                                    ------------

Gross profit                                                            194,857

Overheads

Direct overheads                                     294,886
Research and development                              68,096
Other operating income                               (64,980)
                                                 ------------
                                                                        298,002
                                                                    ------------

Profit before interest                                                 (103,145)

Interest payable                                                          4,892
                                                                    ------------

LOSS FOR THE QUARTER                                                   (108,037)
                                                                    ============

SPACE INNOVATIONS LIMITED
PROFIT AND LOSS ACCOUNT
FOR THE 9 MONTHS ENDED 30 SEPTEMBER 1999


                                                      (pound)           (pound)


Sales                                                                 1,489,637

Direct costs:

Raw materials                                        400,080
Direct labour                                        414,859
                                                 ------------
                                                                        814,939
                                                                    ------------

Gross profit                                                            674,698

Overheads

Direct overheads                                     790,474
Research and development                             202,606
Other operating income                              (161,261)
                                                 ------------
                                                                        831,819
                                                                    ------------

Profit before interest                                                 (157,121)

Interest payable                                                         16,008
                                                                    ------------

LOSS FOR THE NINE MONTHS                                               (173,129)
                                                                    ============


                                           SPACE INNOVATIONS LIMITED
                                           -------------------------
                                              CASH FLOW STATEMENT
                                              -------------------
                                    FOR THE QUARTER ENDED 30 SEPTEMBER 1999
                                    ---------------------------------------
                                                                                      1999
                                                                               (POUND)        (POUND)

            NET CASH FLOW FROM OPERATING ACTIVITIES                                             108,896

            RETURNS ON INVESTMENT AND SERVICING OF
                  FINANCE
            Interest received                                                          0
            Interest paid                                                         (4,892)
            Non equity dividends paid                                                  0
            Dividends received                                                         0
                                                                          ---------------
                                                                                                 (4,892)

            TAXATION
            Corporation tax paid                                                       0
            ACT                                                                        0
                                                                          ---------------
                                                                                                      0

            CAPITAL EXPENDITURE
            Payments to acquire tangible fixed assets                            (10,859)
            Receipts from sale of tangible fixed assets                                0
                                                                          ---------------
                                                                                                (10,859)

            EQUITY DIVIDENDS PAID                                                      0
                                                                          ---------------
                                                                                                      0
                                                                                         ---------------
            Cash inflow before use of liquid resources & financing                               93,145

            FINANCING
            Capital element of hire purchase borrowings                           (9,224)
            Capital contributions                                                      0
            Loan advanced in year                                                      0
            Loan repayments                                                       (5,678)
                                                                          ---------------
                                                                                                (14,902)

                                                                                         ---------------
            INCREASE/(DECREASE) IN CASH                                                          78,243
                                                                                         ===============
                                                                                                      0

            --------------------------------------------------------------------------------------------


            RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
                                                                                (pound)       (pound)

            Decrease in cash in the period                                        78,243

            Cash outflow from decrease in debt financing                          14,902
                                                                          ---------------

            Changes in net debt resulting from cash flows                                        93,145
            New finance leases                                                                        0

                                                                                         ---------------
            MOVEMENT IN NET DEBT IN THE PERIOD                                                   93,145
            NET DEBT AT 1ST JULY 1999                                                          (323,462)
                                                                                         ---------------
            NET DEBT AT 30TH SEPTEMBER 1999                                                    (230,317)
                                                                                         ===============

            SPACE INNOVATIONS LIMITED
            -------------------------
            NOTES TO THE CASH FLOW STATEMENT
            --------------------------------
            FOR THE QUARTER ENDED 30 SEPTEMBER 1999
            ---------------------------------------

         1. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM
            OPERATING ACTIVITIES
                                                                                                   1999
                                                                                                 (POUND)
            Operating profit/(loss)                                                            (103,145)
            Depreciation charges                                                                 11,181
            Amortisation and impairment of intangible fixed assets                                    0
            Increase in provisions                                                                    0
            Profit on sale of tangible fixed assets                                                   0
            (Increase) / decrease in stocks                                                      45,606
            (Increase) / decrease in debtors                                                    866,195
            (Decrease) / increase in creditors                                                 (710,941)
                                                                                         ---------------
                                                                                                108,896
                                                                                         ===============

         2. ANALYSIS OF CHANGES IN NET DEBT

                                                At 1st          Cash         Non-Cash       At 30th
                                               July 1999        Flows         Flows      September 1999
                                                (pound)        (pound)       (pound)        (pound)

            Cash in hand, at bank                  6,425         50,958                        57,383
            Bank overdrafts                      (27,285)        27,285                             0
                                                         ------------------------------
                                                                 78,243              0

            Debt due within one year            (277,355)         5,678                      (271,677)
            Debt due after one year                    0              0                             0
            Finance leases                       (25,247)         9,224              0        (16,023)
                                                         ------------------------------
                                                                 14,902              0

                                           -----------------------------------------------------------
            TOTAL                               (323,462)        93,145              0       (230,317)
                                           ===========================================================

Non cash transactions:                                                             (pound)0

            SPACE INNOVATIONS LIMITED
            -------------------------
            QUARTER ENDED 30 SEPTEMBER 1999
            -------------------------------
            CASH FLOW STATEMENT WORKINGS
            ----------------------------


        1a. TANGIBLE FIXED ASSETS
                                                               TOTAL

            NBV at 1st July 1999                                  154,193
            Additions                                              10,859
            Depreciation/impairment                               (11,181)
            Fixed asset adjustments
            Revaluation
            Loss on sale
            Disposal proceeds                                           0

                                                           ---------------
            NBV at 30th September 1999                            153,871
                                                           ---------------
                                                                  153,871 Proof (s/be NBV @ 30/09/99)

            Total additions as above                               10,859
            New HP/finance leases                                       0
                                                           ---------------
            PAYMENTS TO ACQUIRE FA'S PER CASH FLOW                 10,859
                                                           ===============

        1B. INTANGIBLE FIXED ASSETS
                                                               TOTAL

            NBV at 1st January 1998                                     0
            Additions
            Amortisation/impairment                                     0

                                                           ---------------
            NBV at 31st December 1998                                   0
                                                           ---------------
                                                                        0 Proof (s/be NBV @ 31/03/99)

         2. MOVEMENT IN STOCKS
                                                                                           09/30/1999                  31/6/99

            RM stock                                                                            107,082                   163,459
            WIP (materials & labour)                                                              1,617                    (9,154)

                                                                                         ===============             =============
            Per balance sheet                                                                   108,699                   154,305
                                                                                         ===============             =============

            Decrease / (increase) for the year                                                   45,606
                                                                                         ===============


         3. MOVEMENT IN DEBTORS
                                                                                           09/30/1999                  31/6/99

            Trade debtors                                                                       240,501                   847,621
            Amounts recoverable on long term contracts                                          301,181                   478,949
            Other debtors                                                                        48,979                    52,044
            Prepayments                                                                          35,317                   113,559

                                                                                         ---------------             -------------
                                                                                                625,978                 1,492,173
                                                                                         ===============             =============

            Decrease / (increase) for the year                                                  866,195
                                                                                         ===============

         4. MOVEMENT IN CREDITORS
                                                                                           09/30/1999                  31/6/99

            Trade creditors                                                                     153,143                   410,463
            Due to group companies
            Payments on account                                                                 281,245                   713,457
            Other creditors                                                                       6,470                    95,315
            Other taxes                                                                         284,634                   252,134
            Accruals                                                                             67,694                    32,758

                                                                                         ---------------             -------------
                                                                                                793,186                 1,504,127
                                                                                         ===============             =============

            (Decrease) / increase for the year                                                 (710,941)
                                                                                         ===============

         5. LOANS
                                                                BANK         FACTORS       DIRECTORS       TOTAL

            Outstanding at 1st July 1999                            6,373        238,485         32,497      277,355

            Advanced in the year                                                                                   0

            Repaid in the year                                     (6,043)             0            365       (5,678)

                                                           ----------------------------------------------------------
            Outstanding at 30th September 1999                        330        238,485         32,862      271,677


                                                           ==========================================================

            SPACE INNOVATIONS LIMITED
            -------------------------
            QUARTER ENDED 30 SEPTEMBER 1999
            -------------------------------
            CASH FLOW STATEMENT WORKINGS
            ----------------------------

         6. HIRE PURCHASE
                                                  SIL                       TOTAL

            As at 1st July 1999                      25,247                    25,247

            New agreements                                                          0

            Repayments                               (9,224)                   (9,224)

                                             ---------------             -------------
            As at 30th September 1999                16,023                    16,023
                                             ===============             =============

        7A. PROVISIONS
                                                  Dr             Cr

            B/fwd at 1st July 1999                                 33,001

            Paid in year

            Charge to P&L in year

            C/fwd at 30th September 1999            33,001

                                             -----------------------------
                                                    33,001         33,001
                                             =============================

         8. MOVEMENT IN CASH BALANCES

                                   At 31st        At 30th
                                  July 1999    September 1999      Change

            Cash                       6,425        57,383         50,958
            Bank overdraft           (27,285)            0         27,285
                                 -----------------------------------------
                                     (20,860)       57,383         78,243
                                 -----------------------------------------


         9. CORPORATION TAX
                                                                 Dr             Cr

            B/fwd at 1st July 1999

            ACT set off
            Under provision re prior year

            Charge for the year

            Paid in year (balancing figure)

            C/fwd at 30th September 1999

                                                           ------------------------------
                                                                        0              0
                                                           ==============================

            Interest received
                                                           ===============

            Interest paid                                          (4,892)
                                                           ===============

            Dividends received
                                                           ===============

            Dividends paid - equity
                                                           ===============

            Dividends paid - non equity
                                                           ===============

            Capital contributions
                                                           ===============